Exhibit 16.1

October 28, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by ESS Tech, Inc. (f/k/a ACON S2 Acquisition Corp.) under Item 4.01 of its Form 8-K dated October 28, 2021. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of October 28, 2021 contained therein.

Marcum LLP

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Marcum LLP 730 Third Avenue 11th Floor New York, New York 10017 Phone 212.485.5500 Fax 212.485.5501 marcumllp.com